EXHIBIT 12.1

CERTIFICATE

I, Julio Patricio Supervielle, certify that:

1. I have reviewed this Amendment No. 1 to the annual report on Form 20-F of Grupo Supervielle S.A.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: November 26, 2025.

By:	/s/ Julio Patricio Supervielle
Name: Julio Patricio Supervielle
Title: Chief Executive Officer